Exhibit 99.1

For Immediate Release

MRI Interventions, Inc. Reports 26% Year-Over-Year Increase in Third Quarter Procedures

Gross Margin Increases to 60%

Record 469 ClearPoint Procedures Performed Year-to-Date

IRVINE, CA, November 6, 2017 – MRI Interventions, Inc. (OTCQB: MRIC) (the “Company”) today announced financial results for the third quarter ended September 30, 2017.

2017 Third Quarter and Recent Highlights

●	Total revenue increased 6% to $1.7 million, from $1.6 million in the same period of 2016, reflecting a 12% increase in disposable sales, offset by lower capital equipment sales;
●	Revenue year-to-date increased 39% to $5.7 million, from $4.1 million in the same period of 2016;
●	Gross margin increased to 60%, compared with 54% in the same period of 2016;
●	Net loss declined 44% year-over-year to $1.4 million, as compared with $2.6 million for the same period in 2016;
●	Completed 161 procedures using the ClearPoint® Neuro Navigational System, a quarterly increase of 26%, and completed a record 469 procedures year-to-date;
●	Sold one ClearPoint system, and initiated two new system evaluations;
●	Grew the installed base of ClearPoint Systems to 52 centers in the U.S., including the Company’s seventh top-ten children’s hospital;
●	Furthered research and development efforts with partners toward the development of new therapeutic applications for intra-cranial hemorrhage and pancreatic cancer;
●	Participated in a One Room-One Procedure laser ablation Practical Clinic during the Congress of Neurological Surgeons; and
●	Announced the appointment of Joseph Burnett as President and Chief Executive Officer effective November 7, 2017.

Frank Grillo, current President and Chief Executive Officer of MRI Interventions, Inc., said: “ClearPoint treatments increased 26% year over year in the third quarter, demonstrating increased market adoption of our platform. Treatment volume was slower at the beginning of the quarter in what we believe was a seasonal effect, and then accelerated at the end of the quarter, an increased pace that has continued into October and November. We remain focused on expanding utilization at our clinical sites across the U.S., as well as securing additional centers to further our neurosurgical market share. Several evaluation sites have successfully adopted ClearPoint, and we are focused on converting these locations into sales in the 2017 fourth quarter and beyond. Neurosurgeons are increasingly recognizing the value of real-time intraoperative MRI guidance in high-growth areas such as deep brain stimulation and laser ablation, as well as the compelling safety and patient comfort benefits inherent to the ClearPoint platform. Our hospital partners benefit as well, since patients are more comfortable with ClearPoint procedures than traditional approaches which may require the patient to be awake during surgery.”

Joe Burnett, incoming President and Chief Executive Officer of MRI Interventions, Inc., remarked: “I look forward to capitalizing on the existing installed base of ClearPoint Systems to further increase procedure growth, as well as converting our large and growing pipeline of prospective sites into ClearPoint centers of excellence. During Frank’s tenure as CEO, the Company has successfully commercialized its platform, brought ClearPoint into the mainstream of neurosurgery procedures and obtained funding to allow it to set its sights on strategic objectives. This is an exciting time at the Company, and I look forward to working closely with our team to create further shareholder value through continued growth.”

Financial Results – Quarter Ended September 30, 2017

Total revenues were $1.7 million for the three months ended September 30, 2017, an increase of $101,000, or 6%, compared with $1.6 million for the same period in 2016.

ClearPoint disposable product sales increased $149,000, or 12%, to $1.4 million for the three months ended September 30, 2017, compared with $1.3 million for the same period in 2016. This growth in disposable sales reflected 161 ClearPoint procedures performed in the 2017 third quarter.

ClearPoint reusable product sales were $208,000 for the three months ended September 30, 2017, compared with $309,000 for the same period in 2016. Reusable products consist primarily of computer hardware and software bearing sales prices that are appreciably higher than those for disposable products and fluctuate from quarter to quarter.

Gross margin for the three months ended September 30, 2017 was 60%, compared to gross margin of 54% for the same period in 2016. The increase in gross margin primarily reflected decreased charges for inventory obsolescence and a favorable mix of product sold, comprised of a greater share of disposable products during the three months ended September 30, 2017, relative to the same period in 2016.

Research and development costs were $590,000 during the three months ended September 30, 2017, compared to $691,000 during the same period in 2016, a decrease of $101,000, or 15%. The decrease was due primarily to reductions in software development and intellectual property costs, partially offset by an increase in new product development costs.

Selling, general and administrative expenses were $1.8 million for the three months ended September 30, 2017, as compared to $1.9 million for the same period in 2016, a decrease of $120,000, or 6%. The decrease was due primarily to reduced financing costs and stock compensation expense, which were partially offset by increased recruiting expenses during the three months ended September 30, 2017, relative to the same period in 2016.

The Company’s operating loss for the three months ended September 30, 2017 declined $382,000, or 22%, to $1.3 million, as compared with $1.7 million for the same period in 2016.

In August 2016, the Company recorded a debt restructuring loss of $933,000 resulting from amendments entered into with two holders of the 2014 junior secured notes payable (the “2014 Note Holders”) who then converted $1.75 million of aggregate principal balance of their notes into equity in connection with the Company’s private placement of equity securities in September 2016.

During the three months ended September 30, 2017 and 2016, the Company recorded gains of $110,000 and $324,000, respectively, resulting from changes in the fair value of derivative liabilities. For the three months ended September 30, 2017, such derivative liabilities related to: (a) the issuance of warrants in connection with a 2013 private placement transaction; (b) a note amendment entered into with Brainlab AG (“Brainlab”) in June 2016; and (c) the amendments entered into with the 2014 Note Holders discussed above. For the three months ended September 30, 2016, derivative liabilities included the foregoing and warrants issued with down-round price protection provisions in connection with a 2012 private placement transaction.

Net interest expense during the three months ended September 30, 2017 and 2016 was $211,000 and $240,000, respectively, a decrease of $29,000, or 12%. This decrease was due to the reduction of principal balances resulting from the conversion into equity of an aggregate $1.75 million principal balance of the notes discussed above.

Reflecting the effects of these non-operational items, net loss for the three months ended September 30, 2017 was $1.4 million, as compared with $2.6 million for the same period in 2016.

Cash used in operating activities for the three months ended September 30, 2017 was $1.7 million, as compared with $1.4 million of for the same period in 2016. The increase was due primarily to growth in accounts receivable, consistent with growth in total revenues during the three months ended September 30, 2017, relative to the same period in 2016, and to a planned increase in inventory safety stock levels during the three months ended September 30, 2017.

Financial Results – Nine Months Ended September 30, 2017

Total revenues were $5.7 million for the nine months ended September 30, 2017, an increase of $1.6 million, or 39%, compared with $4.1 million for the same period in 2016. This increase was due primarily to an increase in the Company’s disposable and reusable product sales.

ClearPoint disposable product sales increased $1.1 million, or 33%, to $4.5 million for the nine months ended September 30, 2017, compared with $3.4 million for the same period in 2016. This growth in disposable sales reflected a record 469 ClearPoint procedures performed during the nine months ended September 30, 2017. ClearPoint reusable product sales were $923,000 for the nine months ended September 30, 2017, compared with $608,000 for the same period in 2016.

Gross margin for the nine months ended September 30, 2017 was 61%, compared to gross margin of 52% for the same period in 2016.

Research and development costs were $2.2 million during the nine months ended September 30, 2017, compared to $2.1 million during the same period in 2016, an increase of $133,000, or 6%. The increase was due to the upfront payments required under the previously announced development agreements entered into in April 2017 with the Mayo Clinic and Acoustic MedSystems, Inc., which were partially offset by reductions in software development and intellectual property costs, and compensation expenses.

Selling, general and administrative expenses were $5.7 million during each of the nine months ended September 30, 2017 and 2016. Increases in personnel-related costs due to headcount increases in the Company’s commercial team were offset by decreases in professional fees and stock-based compensation costs.

The Company’s operating loss for the nine months ended September 30, 2017 declined $1.2 million, or 21%, to $4.5 million, as compared with $5.7 million for the same period in 2016.

During the nine months ended September 30, 2016, the Company recorded a net loss from debt restructuring of $812,000, the components of which were: (a) a gain of $941,000 resulting from the restructuring of the note payable to Brainlab in April 2016; (b) a loss of $820,000 resulting from amendments made in June 2016 to: (i) the note payable to Brainlab; and (ii) the notes held by the 2014 Note Holders; and (c) a loss of $933,000 resulting from amendments entered into with the 2014 Note Holders in August 2016 as described above.

During the nine months ended September 30, 2017 and 2016, the Company recorded gains of $48,000 and $748,000, respectively, resulting from changes in the fair value of the derivative liabilities existing at those respective dates as described above.

During the nine months ended September 30, 2017, the Company recorded other income of $7,000, as compared with other income of $210,000 recorded during the same period in 2016, representing a decrease of $203,000, or 97%. This decrease was due primarily to grant income from a U.S. federal agency related to a project in process during the nine months ended September 30, 2016, which was discontinued by the agency later in 2016. The Company has not since undertaken any additional such projects.

Net interest expense during the nine months ended September 30, 2017 and 2016 was $637,000 and $836,000, respectively, a decrease of $199,000, or 24%. This decrease was due to the reduction of principal balances as described above.

Reflecting the effects of these non-operational items, net loss for the nine months ended September 30, 2017 was $5.1 million, as compared with $6.4 million for the same period in 2016.

Cash used in operating activities for the nine months ended September 30, 2017 was $4.2 million, as compared with $4.7 million of for the same period in 2016. This improvement was due primarily to the reduction in the Company’s net loss for the nine months ended September 30, 2017, relative to the same period in 2016, which was partially offset by the planned increase in inventory safety stock levels during the three months ended September 30, 2017.

Private Placement

As previously announced, on May 26, 2017, the Company completed a private placement of equity units, which resulted in gross proceeds of $13.25 million, before deducting placement agents’ fees and offering expenses.

Conference Call and Webcast

Investors and analysts who would like to participate in a conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time) to review the Company’s financial results may do so via telephone at (877) 407-9034, or at (201) 493-6737 if calling from outside the U.S. or Canada. Callers should dial in at least 5 minutes prior to the call start time.

A live and archived webcast may be accessed by visiting the Company’s website at www.mriinterventions.com, by selecting “Investors” / “News” / “IR Calendar.” The conference call may also be accessed at http://mriinterventions.equisolvewebcast.com/q3-2017. A replay of the conference call will be available shortly after completion of the call until November 13, 2017 by calling (877) 660-6853, or (201) 612-7415 if calling from outside the U.S. or Canada, and then entering conference ID number 413671.

About MRI Interventions, Inc.

Building on the imaging power of magnetic resonance imaging (“MRI”), MRI Interventions is creating innovative platforms for performing the next generation of minimally invasive surgical procedures in the brain. The ClearPoint Neuro Navigation System, which has received 510(k) clearance and is CE marked, utilizes a hospital’s existing diagnostic or intraoperative MRI suite to enable a range of minimally invasive procedures in the brain. For more information, please visit www.mriinterventions.com.

Forward-Looking Statements

Statements herein concerning the Company’s plans, growth and strategies may include forward-looking statements within the context of the federal securities laws. Statements regarding the Company’s future events, developments and future performance, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. Uncertainties and risks may cause the Company’s actual results to differ materially from those expressed in or implied by forward-looking statements. Particular uncertainties and risks include those relating to: future revenues from sales of the Company’s ClearPoint Neuro Navigation System products; the Company’s ability to market, commercialize and achieve broader market acceptance for the Company’s ClearPoint Neuro Navigation System products; and estimates regarding the sufficiency of the Company’s cash resources. More detailed information on these and additional factors that could affect the Company’s actual results are described in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, as well as the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, both of which have been filed with the Securities and Exchange Commission.

Contact:	Harold A. Hurwitz, Chief Financial Officer
(949) 900-6833
Matt Kreps, Darrow Associates Investor Relations
(512) 696-6401; mkreps@darrowir.com

(tables follow)

MRI INTERVENTIONS, INC.
Condensed Consolidated Statements of Operations

(Unaudited)

	For The Three Months Ended September 30,
	2017	2016
Revenues:
Product revenues	$1,628,435	$1,580,826
Service and other revenues	88,635	35,507
Total revenues	1,717,070	1,616,333
Cost of product revenues	688,847	748,305
Research and development costs	589,716	691,330
Selling, general, and administrative expenses	1,765,830	1,886,220
Operating loss	(1,327,323)	(1,709,522)
Other income (expense):
Loss from debt restructuring	—	(933,134)
Gain from change in fair value of derivative liabilities	109,803	324,035
Other income (expense), net	3,363	(4,877)
Interest expense, net	(211,362)	(239,733)
Net loss	$(1,425,519)	$(2,563,231)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.14)	$(0.92)
Weighted average shares outstanding:
Basic and diluted	10,339,210	2,779,803

MRI INTERVENTIONS, INC.
Condensed Consolidated Statement of Operations

(Unaudited)

	For The Nine Months Ended September 30,
	2017	2016
Revenues:
Product revenues	$5,443,287	$4,013,531
Service and other revenues	256,860	100,818
Total revenues	5,700,147	4,114,349
Cost of product revenues	2,239,808	1,965,839
Research and development costs	2,231,616	2,098,465
Selling, general, and administrative expenses	5,731,961	5,748,524
Operating loss	(4,503,238)	(5,698,479)
Other income (expense):
Loss from debt restructuring	—	(811,909)
Gain from change in fair value of derivative liabilities	48,064	748,080
Other income, net	6,774	209,504
Interest expense, net	(637,270)	(836,208)
Net loss	$(5,085,670)	$(6,389,012)
Net loss per share attributable to common stockholders:
Basic and diluted	$(0.75)	$(2.59)
Weighted average shares outstanding:
Basic and diluted	6,783,605	2,467,437

MRI INTERVENTIONS, INC.
Condensed Consolidated Balance Sheets

(Unaudited)

	September 30, 2017	December 31, 2016
ASSETS
Current Assets:
Cash and cash equivalents	$11,028,973	$3,315,774
Accounts receivable, net of allowance for doubtful accounts of $26,714 and $25,000 at September 30, 2017 and December 31, 2016, respectively	863,758	865,943
Inventory, net	2,181,245	1,768,382
Prepaid expenses and other current assets	239,326	134,996
Total current assets	14,313,302	6,085,095
Property and equipment, net	246,381	328,249
Software license inventory	889,400	976,900
Other assets	10,641	10,641
Total assets	$15,459,724	$7,400,885

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current liabilities:
Accounts payable	$957,660	$1,546,926
Accrued compensation	809,323	666,060
Other accrued liabilities	529,942	450,424
Derivative liabilities	72,450	131,173
Deferred product and service revenues	281,826	223,117
Total current liabilities	2,651,201	3,017,700
Accrued interest	734,625	647,500
Senior secured note payable	2,000,000	2,000,000
2014 junior secured notes payable, net of unamortized discount and deferred issuance costs of $120,516 and $180,774 at September 30, 2017 and December 31, 2016, respectively	1,854,484	1,794,226
2010 junior secured notes payable, net of unamortized discount of $2,060,865 and $2,302,472 at September 30, 2017 and December 31, 2016, respectively	939,135	697,528
Total liabilities	8,179,445	8,156,954
Commitments and contingencies
Stockholders’ equity (deficit):
Preferred stock, $0.01 par value; 25,000,000 shares authorized at September 30, 2017 and December 31, 2016; none issued and outstanding at September 30, 2017 and December 31, 2016	—	—
Common stock, $0.01 par value; 200,000,000 shares authorized; 10,339,210 shares issued and outstanding at September 30, 2017; and 3,622,032 issued and outstanding at December 31, 2016	103,391	36,220
Additional paid-in capital	106,131,322	93,076,475
Accumulated deficit	(98,954,434)	(93,868,764)
Total stockholders’ equity (deficit)	7,280,279	(756,069)
Total liabilities and stockholders’ equity (deficit)	$15,459,724	$7,400,885

MRI INTERVENTIONS, INC.
Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For The Nine Months Ended September 30,
	2017	2016
Cash flows from operating activities:
Net loss	$(5,085,670)	$(6,389,012)
Adjustments to reconcile net loss to net cash flows from operating activities:
Depreciation and amortization	92,656	125,076
Share-based compensation	616,007	736,982
Expenses paid through the issuance of common stock	502,032	259,898
Gain from change in fair value of derivative liabilities	(48,064)	(748,080)
Amortization of debt issuance costs and original issue discounts	301,865	323,016
Loss from retirement of fixed assets	—	1,689
Loss from debt restructuring	—	811,909
Increase (decrease) in cash resulting from changes in:
Accounts receivable	2,185	414,506
Inventory, net	(311,637)	(33,958)
Prepaid expenses and other current assets	(104,329)	(96,358)
Accounts payable and accrued expenses	(270,535)	(220,304)
Deferred revenue	58,709	106,479
Net cash flows from operating activities	(4,246,781)	(4,708,157)
Cash flows from investing activities:
Purchases of property and equipment	(24,515)	(100,324)
Net cash flows from investing activities	(24,515)	(100,324)
Cash flows from financing activities:
Proceeds from private equity offering	13,250,000	4,255,000
Offering costs	(1,265,505)	(417,865)
Other	—	(4,756)
Net cash flows from financing activities	11,984,495	3,832,379
Net change in cash and cash equivalents	7,713,199	(976,102)
Cash and cash equivalents, beginning of period	3,315,774	5,408,523
Cash and cash equivalents, end of period	$11,028,973	$4,432,421

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid for:
Income taxes	$—	$—
Interest	$146,611	$976,295